Exhibit (o)(ii)

As amended on November 7, 2023

Spirit of America Management Corp.

CODE OF ETHICS

The Spirit of America Management Corp. (“SOA” or the “Firm”) is an SEC registered investment adviser which provides investment advisory services to retail clients and sub-advisory services to registered investment companies. Currently, SOA provides sub-advisory services to one client, the Spirit of America Investment Fund, Inc. (the “Fund”), which is an affiliate (under common control) of SOA.

SOA seeks to foster a reputation for integrity and professionalism. To further this goal, the Firm has adopted this Code of Ethics, which applies to each “Supervised Person” (i.e., the Firm’s officers, directors and employees, as well as anyone else who provides investment advice on the Firm’s behalf and is subject to the Firm’s supervision and control) and “Access Person” (i.e., a Supervised Person who, in connection with his/her regular functions or duties, has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any clients, or who is involved in making securities recommendations to clients or has access to such recommendations that are non-public) of SOA, as well as the Supervised Persons and Access Persons of the Fund. A list of Supervised Persons and Access Persons, which may be amended from time to time by the Chief Compliance Officer, as appropriate, is attached hereto as Attachment Z. SOAMC has determined to treat all SOAMC Supervised Persons as SOAMC Access Persons.

This Code of Ethics deals with a range of issues, including the Firm’s fiduciary duties toward clients; the need to maintain the confidentiality of information of clients and the investment advice SOA renders to clients; the prohibition on insider trading; and other aspects of Access Persons’ trading for their personal accounts. A current Code of Ethics is available to clients and prospective clients upon request. SOA provides the Code of Ethics to the Fund annually and no later than six months after the adoption of any material change to the Code of Ethics.

Supervised Persons are expected to be knowledgeable about the Code of Ethics and to adhere to the Code, and are required to comply with all applicable federal securities laws. The Firm will take any violation of this Code of Ethics seriously. Such violations constitute grounds for disciplinary sanctions, including dismissal. If you have any questions about this Code of Ethics, please contact Mr. Joseph Pickard, SOA’s Chief Compliance Officer (“CCO”), for assistance and advice.

As amended on November 7, 2023

A.	General Standards of Conduct for Supervised Persons

1. SOA’s investment advisory operations are governed by the Investment Advisers Act of 1940 (“Advisers Act”) and the rules and regulations that the U.S. Securities and Exchange Commission (the “SEC”) has promulgated thereunder, and with regard to the Fund, the Investment Company Act of 1940 (“Company Act”) and the rules and regulations thereunder, to the extent applicable, including Rules 17j-1 and 38a-1. As a registered investment adviser, SOA has a fiduciary relationship with its clients. Therefore, all Supervised Persons must carry out their duties solely in the best interests of SOA’s clients and free from all compromising influences and loyalties.

2. If a Supervised Person identifies a conflict of interest involving either SOA or a Supervised Person that could reasonably be expected to impair the rendering of unbiased and objective investment advice, the Supervised Person must report that situation to the CCO before rendering any advice to clients.

3. Under no circumstances may a Supervised Person warrant or guarantee the future value of or return on any security or investment. Nor may he/she warrant or guarantee the success or profitability of any investment advice SOA renders.

4. Under no circumstances may a Supervised Person misrepresent to a client or a prospective client the qualifications of SOA or any of SOA’s Supervised Persons or the nature of the advisory services SOA offers or the fees it charges.

5. Under no circumstances may a Supervised Person use confidential information about clients or about an investment or potential investment of a client for the Supervised Person’s own benefit. Nor may he/she divulge information about a client or investments or potential investments of a client to any person except in the course of performing his/her duties on behalf of SOA.

6. Under no circumstances may a Supervised Person lend or borrow money, securities or commodities to or from a client. This prohibition shall not apply to (a) borrowing on an arms’-length basis from a client who is a financial institution engaged in the business of making loans, or (b) the lending or borrowing of money to or from a person with whom the Supervised Person has a familial relationship.

As amended on November 7, 2023

7. Supervised Persons are prohibited from receiving any form of payment, including gifts in excess of $100 per individual per year where the payment or gift relates to the recipient’s employment. SOA employees who receive payment or gifts of $100 or less shall disclose the payment or gift to SOA’s Chief Compliance Officer or Chief Investment Officer. This prohibition does not apply to gifts from persons with whom the Supervised Person has a familial or other personal relationship.

8. Supervised Persons are prohibited from making any form of payment or give a gift in excess of $100 per individual per year where the payment or gift relates to the business of the recipient’s employer. This prohibition does not apply to gifts to persons with whom the Supervised Person has a familial or other personal relationship. This prohibition also does not apply to ordinary and usual business entertainment hosted by SOA or any affiliated entity.

9. Supervised Persons are prohibited from accepting any compensation in connection with the purchase or sale of any Fund property. This does not include a Supervised Person’s receipt of compensation in connection with providing underwriting or brokerage services to the Fund. (See Section 17(e)(1) of the Investment Company Act.)

10. Under no circumstances may a Supervised Person directly or indirectly authorize or pay any rebate, bonus, fee or other consideration, to any person for business sought or procured or to any official of any governmental or regulatory body except as expressly authorized by SOA.

11. Under no circumstances may a Supervised Person make or cause to be made any false or misleading entry or record in the books, records or accounts of SOA or its clients.

12. Under no circumstances may a Supervised Person or person affiliated with the Firm, directly or indirectly, in connection with the purchase or sale of any securities (including, “securities held or to be acquired by a Fund”): (a) employ any device, scheme or artifice to defraud; or (b) make any untrue statement or omit any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or (c) engage in any act, practice or course of business which operates or would operate as a fraud or deceit; or (d) engage in any manipulative practice. “Securities held or to be acquired by a Fund” means any security which, within the most recent 15 days is or has been held by the Fund or is being or has been considered by the Fund or SOA for purchase by the Fund, and any option to purchase or sell, and any security convertible into or exchangeable for such security. (See Rule 17j-1 of the Investment Company Act).

As amended on November 7, 2023

B.	SOA’s Code of Ethics Program

1. SOA will provide to each Supervised Person a copy of this Code of Ethics at the time of employment and any amendments thereto, as well as a copy of SOA’s Compliance Procedures Manual. Each Supervised Person must submit a certification (a form for which is appended as Attachment A to this Code of Ethics) that he/she has read and understood the Code of Ethics and he/she recognizes that as a Supervised Person he/she is subject to and agrees to comply with the terms of this Code of Ethics. When SOA provides an amendment to the Code of Ethics to each Supervised Person, each Supervised Person must submit a certification that he/she has read and understood the amendment.

2. “Supervised Persons”

a. At the time of employment, each Supervised Person must submit an information statement to the CCO regarding the Supervised Person’s outside business activities (a form for which is appended as Attachment B to this Code of Ethics), and disciplinary history (a form for which is appended as Attachment C to this Code of Ethics).

b. Annually, each Supervised Person must deliver an information statement to the CCO, which includes information regarding the Supervised Person’s outside business activities (a form for which is appended as Attachment B to this Code of Ethics), and disciplinary history (a form for which is appended as Attachment C to this Code of Ethics) and a certification that he/she has complied with the requirements of this Code of Ethics.

3. “Access Persons” (As noted above, SOAMC treats all Supervised Persons as Access Persons.)

In addition to the requirements of paragraph B.2, above, Access Persons are required to do the following:

a. Within ten days of employment, each Access Person must submit personal securities holdings (a form for which is appended as Attachment D to this Code of Ethics).

b. Annually, each Access Person must also deliver personal securities holdings (a form for which is appended as Attachment F to this Code of Ethics).

c. Quarterly, each Access Person must deliver an information statement to the CCO regarding the Access Person’s personal securities transactions (a form for which is appended as Attachment E to this Code of Ethics).

As amended on November 7, 2023

4. Reporting of Possible Violations. Supervised Persons must promptly report information and/or conduct that relates to a possible violation of SOA’s Code of Ethics as well as any other possible violation of law involving SOA, its employees, or outside vendors or service providers, whether such violation has occurred, is ongoing, or is about to occur (a “Possible Violation”).

a. Reporting of a Possible Violation should be made to the CCO. If you have a reasonable belief that the CCO is involved with the Possible Violation, reporting should be made to Mr. Alan Chodosh. Such reports may be oral or in writing. If in writing, they should not be sent via e-mail. Reports need not be signed; anonymous reports will be accepted. SOA takes all reports seriously, therefore, any employee making a report should do so in good faith and not to embarrass someone or put them in a bad light.

b. All reports of Possible Violations will be treated as confidential. The employee’s identity will be kept confidential except to those who need to know, e.g., the CCO, General Counsel and individuals conducting an investigation, where warranted. Any person identified in the employee’s report as a potential wrongdoer will not be provided the reporting employee’s identity.

c. SOA will promptly investigate the reported Possible Violation and determine what action is required. The CCO (or if the CCO is believed to be involved in the Possible Violation, Mr. Chodosh) shall be responsible for evaluating the report, determining whether an investigation or other action needs to be taken, and, if so, overseeing the investigation until its conclusion. The CCO (or Mr. Chodosh) shall also be responsible for reporting, as necessary, to the applicable governmental agency or regulatory body. An investigation may include, but is not limited to: interviewing employees, gathering documentation, and reviewing of emails. Outside counsel may be engaged to conduct or assist in the investigation. The CCO (or Mr. Chodosh) will create and retain a report of the reported Possible Violation, the investigation conducted by SOA, and any action SOA takes in response thereto.

d. SOA will not retaliate against an employee who in good faith reports a Possible Violation under the above procedures. Nor will SOA retaliate against employees who in good faith disclose or threaten to disclose a Possible Violation to any governmental or other regulatory body as provided under applicable law including, but not limited to, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Please note that nothing in this Code of Ethics or elsewhere limits a Supervised Person’s right to report alleged wrongdoing directly to the SEC or to participate in a government-sponsored whistleblower program.

As amended on November 7, 2023

e. Any employee who becomes aware of (or the target of) retaliation from another employee should report such retaliation as a Possible Violation as provided above. Any employee found to have retaliated against another employee for making a good faith report of a Possible Violation under the above procedure may be subject to criminal, civil and administrative penalties as well as disciplinary action, including termination of employment.

5. SOA’s Chief Compliance Officer Review.

a. Initial, Quarterly, Annual Review of Personal Securities Reports.

The CCO or his designee shall follow these steps for initial, quarterly and annual review of Access Person’s personal securities reports:

●	Ensure that each Access Person has submitted on a timely basis the requisite initial, quarterly, or annual personal securities reports;

●	Assess whether Access Person has followed required pre-clearance procedures;

●	Compare personal trading to the Restricted List and the Composite Holdings List, described below;

●	If Access Person has properly engaged in trading in the same securities SOA is trading for a client, assess whether the client is receiving terms as favorable as the Access Person takes for him or herself;

●	Analyze the Access Person’s trading for patterns that may indicate abuse, including market timing; and

●	Take any necessary action.

The CCO shall document his review of the personal securities reports by initialing and dating the Access Person’s personal trading reports. Any forms required to be submitted by SOA’s CCO shall be reviewed by Mr. Chodosh.

b. Quarterly reports. The Chief Compliance Officer shall report to senior management and the Fund’s Board of Directors, on a quarterly basis, any material violations of the Code.

As amended on November 7, 2023

c. Annual Review of Code.

The Chief Compliance Officer shall review at least annually the adequacy of the Code and report to senior management the effectiveness of its implementation.

Pursuant to Rule 17j-1 of the Company Act, the CCO shall furnish to the Fund’s Board of Directors on an annual basis a written report that (1) describes any issues arising under the Code of Ethics since the last report to the Fund’s Board of Directors, including information about material violations of the Code of Ethics and sanctions imposed in response to those violations and (2) certifies that SOA has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code of Ethics.

C.	Personal Trading

1.	Preventing Insider Trading Abuse

Stiff criminal and civil penalties may be imposed upon persons who trade while in possession of “inside information” or who communicate such information to others in connection with a securities transaction. “Inside information” is defined as material non-public information about an issuer or security. Such information typically originates from an “insider” of the issuer, such as an officer, director, or controlling shareholder. However, insider trading prohibitions also extend to trading while in possession of certain market information. “Market information” is material non-public information which affects the market for an issuer’s securities, but comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer, which may come from sources other than an insider.

In order to assess whether a particular situation runs afoul of the prohibition against insider trading, the following must be considered:

a. Information is deemed “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions.

b. Information is considered “non-public” if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules. In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area. On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers or via a telephone call-in service for investors.

As amended on November 7, 2023

c. By virtue of SEC Rule 10b5-1, a person will be presumed to have traded “on the basis” of inside information if he/she was aware of the material, non-public information when he made the purchase or sale. Notwithstanding this presumption, an individual will not be deemed to have traded on inside information if he/she can show that: (a) before becoming aware of the information, he/she had (i) entered into a binding contract to buy or sell the security, which contract adequately specified the terms of the trade or did not permit the trader to exercise subsequent influence over the trade details; (ii) provided instructions to another person to execute the trade or (iii) adopted a written plan for trading the securities, and (b) the purchase or sale that occurred was pursuant to the contract, instruction or plan. An entity other than a natural person may also escape the presumption of trading on the basis of inside information if the entity can show that the person who made the investment decision on behalf of the entity was not aware of the information, and if the entity had implemented reasonable policies and procedures to ensure against insider trading violations.

d. SEC Rule 10b5-2 addresses the question of when insider trading liability arises from the misappropriation of confidential information in the context of a family or other personal relationship. Under this rule, a person receiving confidential information could be liable for insider trading where: (i) the person agreed to keep the information confidential; (ii) a reasonable expectation of confidentiality can be implied from the fact that the parties to the communication have a history or practice of sharing confidences; or (iii) the person supplying the information is a spouse, partner, child or sibling of the person who receives the information, unless there is an affirmative showing based on the particular circumstances of the family relationship that there was no reasonable expectation of confidentiality.

e. The selective disclosure of material non-public information by corporate insiders may lead to insider trading violations by an outsider under the following conditions:

(i)	the insider intentionally breached a duty of confidentially owed to the issuer’s shareholders;

(ii)	the insider received some personal benefit from this breach, either by way of monetary gain or a reputational benefit that could translate into future earnings;

(iii)	the outsider knew or should have known that the insider breached a duty by disclosing the information; and

(iv)	the outsider acts with a mental state showing intent to deceive, manipulate or defraud.

As amended on November 7, 2023

f. An outsider might also run afoul of the prohibition against insider trading under a “misappropriation” theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer’s shareholders. An example of this would be an employee of an investment adviser who trades while in possession of material, non-public information he/she learns in the course of his/her advisory duties.

g. When obtaining material information about an issuer from insiders of a particular company, securities analysts or any other source, Supervised Persons must be mindful that the information may be private, confidential or otherwise non-public.

h. If you suspect that, or are unsure whether, you or SOA has learned material, non-public information about an issuer, you must take the following steps:

(i)	Report the information and any proposed trade in that security to the CCO.

(ii)	Do not buy or sell the securities for your own account or cause anyone else to trade in the securities until otherwise instructed.

(iii)	The CCO, in consultation with others, will make a determination as to whether the information is inside information. If the CCO determines that the information is not inside information, the CCO will advise that Supervised Persons may take action based upon that information. If the CCO concludes that the information is inside information, the CCO must immediately take steps to add the securities of the subject company to the list of securities for which Supervised Persons may not engage in transactions. (the “Restricted List”).

(iv)	SOA and Supervised Persons may not trade or cause anyone else to effect a trade in a security (or any related security) while in possession of inside information, or disclose inside information to any person (outside of SOA or any person in SOA) unless that person has an official need to know the information.

(v)	When the inside information has become publicly known, the CCO will cause the securities to be removed from the Restricted List. The CCO will maintain and update, as necessary, the “Restricted List,” and make available such “Restricted List” to all Supervised Persons.

As amended on November 7, 2023

If, at any time, the CCO is aware of any information or circumstance which would indicate that a Supervised Person has failed to comply with the “Restricted List” prohibition, the CCO may request information and documents from the Supervised Person.

2. Additional Restrictions and Required Conduct to Prevent Personal Trading Abuses

In order to prevent violations of the ban on insider trading, or the appearance of impropriety regarding personal trading, the following standards of conduct must be observed:

a. All information about clients, including - but not limited to - the value of accounts, securities bought, sold or held, current or proposed business plans, trading strategies, confidential financial reports or projections, borrowings, etc. must be held in strictest confidence.

b. Under no circumstances may action be taken for clients in order to benefit a Supervised Person’s account, those of his/her immediate family members or those of affiliates of SOA. For purposes of this Code of Ethics, “immediate family” means the spouse, minor children and any other close relative who shares the same house as the Supervised Person for whom the Supervised Person provides financial support.

c. No Access Person shall recommend any securities transaction for a client without having disclosed to SOA his/her interest, if any, in such securities or the issuer of the securities, including without limitation: (1) his/her direct or indirect beneficial ownership of any securities of such issuer; (2) any transaction by such person in such securities; (3) any position with such issuer or its affiliates; and (4) any present or proposed business relationship between such issuer or its affiliates and such Access Person or any party in which such Access Person has a significant interest.

d. The CCO or his designee shall maintain and update, as necessary, a list of all securities holdings of all advisory clients, and any securities which SOA’s Investment Committee is considering purchasing or selling for a client (the “Composite Holdings List”). The Investment Committee shall inform the CCO of the securities being considered. Access Persons may not trade or cause anyone else to effect a trade on their behalf in a security (or any related security) while such security (or related security) is on the “Composite Holdings List.” The CCO shall maintain and update, as necessary, the Composite Holdings List and shall make available the current Composite Holdings List to all Access Persons.

As amended on November 7, 2023

3. Exceptions to Prohibition.

a. The “Restricted List” and the “Composite Holdings List” prohibitions do not apply to the following circumstances: (1) securities transactions occurring pursuant to an automatic investment plan as permitted by Rule 10b5-1; (2) securities transactions effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities; or (3) securities transactions effected due to stock dividends, dividend reinvestments, stock splits, reverse stock split, mergers, consolidations, spin-offs, or any other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

b. If for any reason a Supervised Person believes special circumstances should allow such Supervised Person to engage in a securities transaction in a security on the “Restricted List” or such Access Person to engage in a securities transaction in a security on the “Composite Holdings List,” the following procedure applies:

(i)	The Supervised Person must deliver a request in writing (or electronic mail) to the CCO seeking pre-clearance. The CCO may request any additional information with respect to such request and may deny the request to engage in the securities transaction for any reason.

(ii)	The CCO shall only grant approval if a requested securities transaction is consistent with the purposes of this Code of Ethics and applicable law. Any approval given under this paragraph will remain in effect until the earliest of: (i) its revocation, or (ii) 12:00p.m. the following business day. If the order for the securities transaction is not placed within that period, a new authorization must be obtained before the securities transaction order is placed.

(iii)	Documentation of the approval/denial of the request and any other documentation related thereto shall be maintained for at least five years after the end of the fiscal year in which the approval/denial was issued.

(iv)	Any request to engage in a securities transaction by the CCO shall be reviewed and approved/denied by Alan Chodosh.

As amended on November 7, 2023

4. Other Securities Transactions Requiring Approval

Access Persons may not purchase or otherwise directly or indirectly acquire any direct or indirect beneficial ownership of any security in a U.S. Initial Public Offering (an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) or a U.S. Limited Offering (an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or 4(6) or pursuant to Rules 504, 505, or 506 thereunder, i.e., a private placement) without receiving prior written permission from the CCO.

Procedures for an Access Person to request approval to engage in a securities transaction with respect to an initial public offering or a limited offering are outlined in Section C.3.b. above.

5. Access Person Reporting Requirements

Every Access Person must submit to the Firm an Initial Holding Report (Attachment D), a Quarterly Transaction Report (Attachment E) and an Annual Holdings Report (Attachment F) containing the information set forth below about all security holdings covered by the reports and any transactions by which the Access Person acquires any direct or indirect beneficial ownership1 of a Reportable Security.

For purposes of this Code of Ethics, the term “Reportable Security” has the meaning set forth in Section 202(a)(18) of the Investment Advisers Act and therefore means virtually any security,2 except that it does not include the following securities which are referred to in this Code of Ethics as “Non-Reportable Securities”:

●	direct obligations of the U.S. Government;

[1]	The term “beneficial ownership” as used in this Code of Ethics is to be interpreted by reference to Rule 16a-1 under the U.S. Securities Exchange Act of 1934, as amended. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. The term “pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. The term “indirect pecuniary interest” includes, but is not limited to (a) securities held by members of the person’s immediate family sharing the same household (presumption of such beneficial ownership may be rebutted); (b) a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; (c) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; (d) a person’s right to dividends that is separated or separable from the underlying securities; (e) a person’s interest in securities held by a trust; and (f) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.
[2]	As Section 202(a)(18) is extremely broad, all transactions in financial instruments or other similar types of transactions must be reported unless specifically excluded as stated above or unless the Access Person has been advised by the CCO that such instruments do not constitute securities. A “reportable fund” is any fund for which SOA serves as an investment adviser, e.g., Spirit of America Funds.

As amended on November 7, 2023

●	bankers’ acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements);

●	shares issued by money market funds;

●	shares issued by open-end investment companies other than “reportable funds”; and

●	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are “reportable funds.”

An Access Person must also report the names of all brokers, dealers or banks with which the Access Person maintains an account in which ANY securities are held for the Access Person’s direct or indirect benefit, even if the only securities in those accounts are Non-Reportable Securities, except that:

●	Holdings and Transaction Reports need not disclose securities held in accounts over which the Access Person has no direct or indirect influence or control.

●	Transaction Reports need not disclose transactions effected pursuant to an automatic investment plan, except where such a plan has been overridden. An “automatic investment plan” means a program in which regular, periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

Any questions as to whether a security holding or securities transaction is covered by these reporting requirements should be addressed to the CCO.

(i)	Initial Reports

Within 10 days after a person becomes an Access Person, he/she is required to supply the CCO with an Initial Report of Securities Holdings (Attachment D), listing all securities holdings required to be reported. The information in the Initial Report of Securities Holdings must be current as of a date not more than 45 days prior to the individual’s becoming an Access Person or – for initial reports of existing Access Persons - the date the report is submitted.

The Initial Report of Securities Holdings must contain the following information:

●	For each security in which the Access Person or his/her immediate family has any direct or indirect beneficial ownership:

i.	the title and type of security;

As amended on November 7, 2023

ii.	the security’s ticker symbol or CUSIP number (if available);

iii.	number of shares;

iv.	principal amount; and

v.	the name of any broker-dealer or bank with which the Access Person (or any member of his/her immediate family) maintains an account in which securities are held for the Access Person’s direct or indirect benefit.

●	If any securities held are Non-Reportable Securities, the only information required to be provided in respect to those securities is that specified in (v) immediately above.

If no securities of any kind are held, an Access Person can write “No Securities Held”, sign and date the form and submit it.

(ii)	Transaction Reports

Each Access Person must provide a quarterly transaction report (Attachment E) of all Reportable Securities transactions to the CCO or his designee within 30 days after quarter end. The quarterly transaction report must include the following information:

i.	the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

ii.	the nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

iii.	the price at which the transaction was effected; and

iv.	the name of the broker, dealer or bank with or through whom the transaction was effected.

If no securities transactions occurred in a Reportable Security during the quarter, the Access Person can write “No Transactions” on the form, sign, date and submit the form.

(iii)	Annual Reports

Every Access Person must submit an annual securities holdings report (Attachment F) to the CCO, no later than 30 days after the end of each year (December 31st) containing the information stated above for the Initial Reports.

(iv)	Alternative Method For Reporting of Securities Holdings and Transactions

In lieu of listing the securities information described above on the Initial Holdings, Quarterly Transaction and/or Annual Holdings Reports, an Access Person can satisfy this requirement by providing a copy of securities account statement(s) listing all of his or her securities holdings or transactions, so long as the securities account statement(s) provides the relevant information for the respective report as described above.

As amended on November 7, 2023

Regardless of the method used for reporting the required securities information, all Access Persons must sign and submit the appropriate Initial Holdings Report (Attachment D), Quarterly Transaction Report (Attachment E), or Annual Holdings Report (Attachment F) within the time periods described above.

D.	Administration and Procedural Matters

The CCO or his designee will monitor compliance with the “Restricted List” and the “Composite Holdings List” and other prohibitions through a review of the various reports submitted by Access Persons as well as through obtaining information about the trading activities of Supervised Persons as may be necessary or appropriate. SOA will not be responsible for any losses in personal accounts arising from the implementation of this Code of Ethics.

The CCO will conduct inspections or investigations as are reasonably required to detect and report any apparent violations of this Code of Ethics to senior management. The CCO shall also maintain and cause to be maintained, in an easily accessible place, the following records:

i.	a copy of all versions of the Firm’s Code of Ethics in effect or adopted in the past five (5) years;

ii.	a record of any violation of any such Code of Ethics and of any action taken as a result of such violation;

iii.	a copy of each report made by the CCO during the past five (5) years;

iv.	a list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics with an appropriate description of their title or employment; and

v.	a copy of each report made by an Access Person as required above, including any information provide in lieu of the reports (i.e., personal account statements), during the past five (5) years.

E.	Sanctions

Upon discovering that a Supervised Person/ Access Person has not complied with the requirements of this Code of Ethics, the CCO may, in consultation with the Adviser’s Chief Executive Officer and Chief Financial Officer, impose on such Supervised Person/ Access Person whatever sanctions the CCO deems appropriate, including among other things, a letter of censure, suspension or termination of such Supervised Person/ Access Person and/or a monetary fine. In addition, where judged to be appropriate by the CCO, the CCO may, in consultation with the Adviser’s Chief Executive Officer and Chief financial Officer, require a Supervised Person/ Access Person to rescind, cancel or otherwise break any securities transactions that the CCO determines has been entered into in violation of this Code of Ethics.

As amended on November 7, 2023

Adopted:	May 25, 2010
Amended:	September 30, 2014
Amended:	October 16, 2014
Amended:	August 29, 2016
Amended:	March 2, 2017
Amended:	April 17, 2017
Amended:	June 2, 2017
Amended:	June 20, 2017
Amended:	June 15, 2018
Amended:	October 18, 2019
Amended:	January 16, 2020
Amended:	November 7, 2022
Amended:	November 7, 2023

Attachment A

FORM OF CERTIFICATION OF SUPERVISED PERSONS

Attention:	Chief Compliance Officer

Chief Compliance Officer:

I hereby certify that I have read and understand the Code of Ethics of the Spirit of America Management Corp (“SOA”), as amended October 18, 2019 and the Compliance Procedures Manual of SOA, as amended June 22, 2018 and will comply with them.

I also agree to file all forms, reports and certifications required by the Code of Ethics of SOA.

Signature:

Name:

Title:

A-1

Attachment B

OUTSIDE BUSINESS ACTIVITY FORM

Attention:	Chief Compliance Officer

Chief Compliance Officer:

I hereby certify that the following are my outside business activities:

Outside Business Activity:	Description of Activity:

Outside business activities include, but are not limited to, the following:

●	self-employment;

●	receiving compensation from another person or company;

●	serving as an officer, director, partner, or consultant of another business organization (including a family owned company); and

●	becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists.

Outside business activities include serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

I am not involved in any outside business activities. (Please initial)

Initials

I declare that the information given above is true and accurate:

Signature of Supervised Person	Date

Print Name

B-1

Attachment C

EMPLOYEE DISCLOSURE OF DISCIPLINARY HISTORY

To the Chief Compliance Officer:

Except as disclosed on the attached form, I have never:

●	been charged with, convicted of or pleaded guilty or nolo contendere (no contest) to any felony or misdemeanor;

●	been enjoined by a U.S. or foreign court in connection with any investment-related activity or found to have been involved in a violation of investment-related statutes or regulations;

●	been found by any U.S. or foreign federal or state regulatory agency to have made a false statement or omission or been dishonest, unfair or unethical; or to have been involved in a violation of investment-related laws or rules; or to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted;

●	been a defendant in an investment-related civil action brought by a state or foreign financial regulatory authority in a U.S. or foreign court;

●	had my license or authority to conduct an investment-related activity denied, suspended, revoked or restricted by a U.S. or foreign governmental or other regulatory body;

●	had an authorization to act as an attorney, accountant, or federal contractor revoked or suspended;

●	had any order regarding an investment-related activity entered against me by any foreign or U.S. regulatory agency;

●	been found by a self-regulatory organization or commodities exchange to have been involved in a violation of its rules or to have made any false statement or omission; or

●	otherwise been disciplined by a self-regulatory organization, commodities exchange or foreign financial regulatory authority.

“None”

If any of the foregoing apply to you, please furnish a complete description of the disciplinary event, including, date, caption of the proceeding, the court or other regulatory body taking the action and a description of the charges and the outcome. If you are currently a party to a proceeding that could result in a “yes” answer to any of the above, please explain. No information needs to be given with respect to minor traffic offenses. Indicate “None” if applicable.

I hereby represent that this information is true and accurate. I further represent that I have disclosed all disciplinary events.

Signed:

Name:

Date:

C-1

DISCIPLINARY HISTORY

Date:

Caption of Proceeding:

Court:

Description of Charges:

Outcome:

Explanation:

I hereby represent that this information is true and accurate.

Signed:

Name:

Date:

C-2

Attachment D

INITIAL REPORT OF SECURITIES HOLDINGS

To the Chief Compliance Officer:

On the date indicated below, the following are securities of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, possessed direct or indirect “beneficial ownership,” and which are required to be reported pursuant to the Code of Ethics.

If you hold non-reportable securities (Please use additional reports if necessary):

Name of Institution with which Securities are Held	“Non-Reportable Securities Only”
“
“
“
“

For Reportable Securities (Please use additional reports if necessary):

Name and Type of Security	Stock Symbol or CUSIP number (if any)	No. of Shares	Principal Amount	Name of Institution with which Securities are Held

If there were no such securities or accounts, I have so indicated by typing or printing “No Securities Held” in the box above.

This report may (i) exclude holdings with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other holdings not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family did not directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code of Ethics of SOA on the form above or via the attached brokerage statement(s).

Date:	Signature:

Position:	Print Name:

D-1

Attachment E

QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Chief Compliance Officer:

On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, participated or acquired, direct or indirect “beneficial ownership,” and which are required to be reported pursuant to the Code of Ethics.

If no such transactions were effected, but I hold reportable securities, I have so indicated by typing or printing “No Transactions” in the box below.

If I have only bought or sold non-reportable securities during the quarter, or currently hold only non-reportable securities I have so indicated by typing or printing “Non-Reportable Securities Only” in the box below.

If I neither hold nor transacted in reportable or non-reportable securities during the quarter, I have so indicated by typing or printing “No Securities Held” In the box below.

Name of Security	Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Name of Institution through which Transaction Took Place

This report may (i) exclude transactions with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other transactions not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of SOA on the form above or via the attached brokerage statement(s).

Date:	Signature:

Position:	Print Name:

E-1

Attachment F

ANNUAL REPORT OF SECURITIES HOLDINGS

To the Chief Compliance Officer:

As of December 31, 20__, the following are securities and accounts of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, possessed direct or indirect “beneficial ownership,” and which are required to be reported pursuant to the Code of Ethics.

If you hold non-reportable securities (Please use additional reports if necessary):

Name of Institution with which Securities are Held	“Non-Reportable Securities Only”
“
“
“
“

For Reportable Securities (Please use additional reports if necessary):

Name and Type of Security	Stock Symbol or CUSIP number (if any)	No. of Shares	Principal Amount	Name of Institution with which Securities are Held

If there were no such securities or accounts, I have so indicated by typing or printing “No Securities Held” in the box above.

This report may (i) exclude transactions with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other transactions not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code of Ethics of SOA on the form above or via the attached brokerage statement(s).

Date:	Signature:

Position:	Print Name:

F-1

Attachment G

SUPERVISED PERSON’S ANNUAL DECLARATION TO THE FIRM

By signing this declaration, I hereby acknowledge that I have at all times since my previous annual declaration been in compliance with the following Firm policies:

1.	I have informed the Firm of all outside business activities for which I have received either direct or indirect compensation.

2.	I have not engaged in any activities in violation of the Firm’s policy on insider trading.

3.	I have not made or received gifts or gratuities over $100 from persons whose employers have a business relationship with the Firm and have reported all of my business entertainment to the Firm.

4.	I have reported to SOA all possible violations of the federal securities laws, the Code of Ethics and the Compliance Procedures Manual of which I am aware.

5.	I have not used any social networking media to communicate concerning SOA’s business (unless approved in writing by the CCO).

6.	I have complied with the requirements of the Code of Ethics and the Compliance Procedures Manual.

To the extent one of these statements is not true and correct in my case, I have first spoken (orally) with the Chief Compliance Officer and then documented the exception below.

I hereby certify that I have completed this form to the best of my knowledge and that I believe the information above is true and correct.

Supervised Person	Date

G-1

Attachment Z

The following individuals are Supervised and/or Access Persons of SOA:

Supervised Persons:[3]	Access Persons:[4]
David Lerner, President	David Lerner, President
Joseph Pickard, Chief Compliance Officer	Joseph Pickard, Chief Compliance Officer
Alan Chodosh, Treasurer	Alan Chodosh, Treasurer
Douglas Revello, Portfolio Manager	Douglas Revello, Portfolio Manager
Mark Reilly, Portfolio Manager	Mark Reilly, Portfolio Manager
Brett Reilly, Assistant	Brett Reilly, Assistant
Sean Mitchell, Assistant	Sean Mitchell, Assistant
Leslie Reid, Assistant	Leslie Reid, Assistant

The following individuals are Supervised and/or Access Persons of the Fund:

Supervised Persons:	Access Persons:
Stanley Thune, Ind. Director	Stanley S. Thune, Ind. Director (non-reporting)
Allen Kaufman, Ind. Director	Allen Kaufman, Ind. Director (non-reporting)
John Desmond, Ind. Director	John Desmond, Ind. Director (non-reporting)
David Lerner, Chairman	David Lerner, Chairman
Daniel Lerner, Director	Daniel Lerner, Director
Joseph Pickard, Chief Compliance Officer	Joseph Pickard, Chief Compliance Officer
Alan Chodosh, Treasurer	Alan Chodosh, Treasurer
Douglas Revello, Portfolio Manager	Douglas Revello, Portfolio Manager
Mark Reilly, Portfolio Manager	Mark Reilly, Portfolio Manager
Brett Reilly, Assistant	Brett Reilly, Assistant
Sean Mitchell, Assistant	Sean Mitchell, Assistant
Leslie Reid, Assistant	Leslie Reid, Assistant
Allen Holeman, Distributor CCO (non-reporting)	Allen Holeman, Distributor CCO (non-reporting)

The Chief Compliance Officer shall amend this list from time to time as appropriate.

SOA has established the following procedures to determine whether the Fund’s independent directors are “Access Persons” who are required to report:

[3]	A supervised person includes the following:
●	Directors, officers and partners of the Firm or other persons occupying a similar status or performing similar functions;
●	Employees of the Firm; and
●	Persons who provide investment advice on behalf of the Firm and are subject to the Firm’s supervision and control.

[4]	An “access person” includes any supervised person who:
●	Has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the Firm serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940; or
●	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic;
●	All directors, officers and partners are presumed to be “access persons.”
●	Ascertain whether independent directors have access to nonpublic portfolio holdings or non-public portfolio transactions of the Fund, and whether independent directors make securities recommendations to the Fund or are provided information concerning such non-public recommendations.
●	The CCO shall make a record of his determination.

Z-1